EXHIBIT 10.7

AMENDMENT NO. 3

TO THE EMPLOYMENT AND COMPENSATION AGREEMENT

BETWEEN CHOICEPOINT INC. AND DOUGLAS C. CURLING

DATED APRIL 25, 2002

Pursuant to the action of the Management Compensation and Benefits Committee taken on January 31, 2007, the Employment and Compensation Agreement between ChoicePoint Inc. and Douglas C. Curling dated April 25, 2002, is hereby amended as of February 27, 2007 (unless specified otherwise) as follows:

1.

Section 11(b) is amended by adding the following subparagraph (vi) to said Section 11(b) and renumbering the existing subparagraph “(vi)” as subparagraph “(vii)”:

“(vi) failure of the shareholders of the Company to elect Executive to serve on the Company’s Board of Directors for any term following the expiration of the current term of Executive’s service as a Director as of the date of this amendment, or any successive term, which expiration occurs more than one year prior to the termination of this Agreement.

2.

Section 11(k) of the Agreement is hereby amended by (i) adding the phrase “(Section 3(f))” after the phrase “Exhibit B” at the end of the first sentence thereof (line 4); (ii) deleting the phrase “Schedule B” in the second sentence thereof (line 6) and replacing it with “Exhibit B (Section 3(f))”; and, (iii) adding the words “any one of” after the word “during” and before the phrase “the three (3)” in the third sentence thereof (line 8).

3.

Exhibit A to the Agreement is hereby amended by deleting said Exhibit A in its entirety and replacing it with the revised Exhibit A attached hereto.

4.

Exhibit B to the Agreement is hereby amended by changing the reference in the final paragraph of Section 3 (b) from “Section 10” and “Section 10(k)”, respectively to “Section 11” and “Section 11(k)”.

5.

The remaining provisions of the Agreement are hereby ratified and confirmed.

Employer CHOICEPOINT INC.

By:	/s/ Steven W. Surbaugh

Date:	February 27, 2007

Name:	Steven W. Surbaugh

Title:	EVP and Chief Administrative Officer

EXECUTIVE:

/s/ Douglas C. Curling

Date: February 27, 2007

EXHIBIT A

DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE

(Revised Effective January 31, 2007)

Title: President and Chief Operating Officer

Duties:

Douglas C. Curling (“Executive”) shall be responsible for the management of ChoicePoint Inc. (“Company”), as indicated below in his capacity as President and Chief Operating Officer. The duties set forth below may be modified by Employer in accordance with the terms of the Employment Agreement, dated April 25, 2002, between the Employer and Executive.

Executive will report to the Company’s Chief Executive Officer & Chairman and serve as a member of the Board of Directors. Executive’s primary responsibility is to provide leadership and direction to the overall operations and finance function at the Employer and to provide general advice and counsel to the Chief Executive Officer & Chairman and the Board of Directors. The primary duties of the Executive are:

1.	Developing and implementing long-range and short-range plans for the Company, periodically submitting such objectives, policies, and plans to the Board of Directors for its general review and approval, as prescribed by Company policy and the By-laws

2.	Directing the preparation of annual operating budgets, supporting short-range plans, and reporting of monthly performance vs. budget to the Board of Directors, appropriate regulatory bodies, and the Company’s shareholders pursuant to Company policy, and all regulations and laws.

3.	Under direction of the Chief Executive Officer & Chairman, at specified intervals, causing proposed operating and capital expenditure budgets to be reviewed and approved by the Board of Directors.

4.	Assisting the CEO and CDO in developing strategy for mergers, acquisitions and strategic alliances and directing investigations and negotiations pertaining to mergers, joint ventures, acquisitions of businesses, or the sale of the Company’s assets pursuant to Company policy and the By-Laws.

5.	Providing leadership, direction and management directly, or through reporting executives, for the sales, marketing, customer service, operations, finance and technology functions within each of ChoicePoint’s major businesses.

6.	Assisting the CBO, CFO, and CAO in the analysis of operational and financial performance and the communication of financial results and the development and implementation of action plans to improve overall business unit performance.

7.	Developing senior level talent and planning for succession, compensation, and executive retention.

8.	Establishing and maintaining executive level customer account relationships for the benefit of the Company.